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                                                                   EXHIBIT 10.22

                          [ LETTERHEAD OF TENNECO ]

                                July 6, 1998


Mr. Stacy S. Dick
187 West Old Mill Road
Greenwich, Connecticut 06831

Re: Release Agreement

Dear Stacy:

     This Release Agreement ("Agreement") entered into as of the date at the end hereof is by and between Stacy S. Dick ("Employee"),Pamela Dick ("Employee's Spouse"), and the employer, Tenneco Management Company, ("Employer") (collectively, "the Parties").

     The Parties named above agree as follows:

     1. Employee's employment with Employer will terminate on July 31, 1998 (the "Termination Date").

     2. Employer shall provide the following to Employee, subject to applicable tax withholdings and any amounts due the Employer, conditioned upon final execution of this Agreement and after the additional seven-day period referred to in paragraph 26:

               - Payment - Upon receipt of signed agreement, Employee will receive a lump sum payment of $848,000, as soon as administratively feasible after July 31, 1998. This payment shall be in lieu of any other payments, wages, cost of living adjustments, and benefits. If either the Employee or Employee's Spouse fail to execute this Agreement by July 28, 1998, or revoke or cancel this Agreement during the seven-day period referred to in Paragraph 26, Employer shall not be obligated to make lump sum payment to



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                  Employee. If Employee revokes or cancels the Agreement after
                  Employer has made the lump sum payment, Employee shall be obligated to return to Employer all benefits and payments provided to him under this Agreement, including but not limited to the lump sum payment.

               - Business Expenses - Reimbursement for any business expenses incurred by Employee on behalf of the Employer that have been submitted for reimbursement in accordance with the Employer's normal expense account procedures.

               - Retirement Plan Vesting - Since Employee is a participant in the Tenneco Inc. Retirement Plan and has completed five years of service on the Termination Date, he is 100% vested in his accrued benefit under the Tenneco Inc. Retirement Plan. For information regarding Retirement Benefits, the Employee should call the Benefits Center at 1-800-444-5578.

                  Employee is also a participant in the Tenneco Inc. Supplemental Executive Retirement Plan (the "SERP"), and pursuant to a special agreement covering him, which has been merged into the SERP, he has been credited with five additional years of participation. Employee is 100% vested in his accrued benefit under the SERP. Employee is entitled to receive the benefit of recently adopted amendments to the SERP which count certain bonuses for purposes of computing SERP benefits, which feature was also included in his special agreement, and which permit lump sum distributions.

               - Executive Incentive Compensation Plan - Should the Company achieve the performance goals for Incentive Award payout, the Employee will receive a pro-rata adjusted target 1998 award, payable in 1999. No future awards will be made under this Plan.



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               -  1996 Tenneco Inc. Stock Ownership Plan - Employee has 210,822
                  options to purchase shares of Tenneco common stock. All such options shall be deemed exercisable as of August 1, 1998, and shall remain exercisable until July 31, 2003, provided that, except to the extent specifically modified herein, all terms and conditions of the 1996 Tenneco Inc. Stock Ownership Plan {"SOP"), as it may be amended from time to time, and the Award Agreements covering such options, as they may be amended from time to time, shall remain applicable to such options, including without limitation, the provisions governing the adjustment and amendment of outstanding options, and, provided further, that, notwithstanding the terms of the Award Agreement, Employee shall not be awarded any Reload Stock Options, as that term is defined in the SOP, upon the exercise of any such options. No future awards of options will be made under this Plan.

               - Performance Shares - The Employee has been granted 28,000 Performance Shares under the SOP. Employee will not forfeit such Performance Shares on account of his separation from service with Employer, and such Performance Shares shall remain outstanding, and, except as specifically provided herein, shall continue to be subject to the rules of the SOP and the Performance Share Award Agreement covering them. Performance Shares will be distributed to Employee as soon as administratively feasible based on the number of shares earned at the end of each applicable four year performance period. No future awards of Performance Shares will be made under this Plan.

               - Tenneco Inc. Restricted Shares - Employee's 5,530 restricted shares will vest on the Termination Date. A Stock Certificate for the appropriate number of shares will be delivered to the employee as soon as administrative feasible.

               - Deferred Compensation - Employee may elect at any time prior to the Termination Date, the payment of the balance in his Deferred Compensation Account under the Tenneco Inc. Deferred Compensation Plan (the "DCP") in either a


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                  single lump sum distribution payable as soon as
                  administratively feasible after the Termination Date or in five (5) annual installments commencing in 1998. If he elects installments, the rules of the DCP shall continue to apply to the remaining balance until paid.

               - Thrift Plan - Employee is a participant in the Tenneco Inc. Thrift Plan and contributions to the Tenneco Inc. Thrift Plan cease upon the termination of Employee's employment. Employee may then elect to receive a final settlement of his account balance, usually within four to six weeks following the receipt of his properly completed election forms. Employee is 100% vested in his account. Apart from an excise tax applicable to certain large distributions, taxable funds will be subject to ordinary income taxes and a 10% excise tax if Employee is under age 59 1/2 at the time of distribution unless the taxable funds are rolled over to an IRA within sixty (60) days from the date of distribution. Due to the tax changes passed effective January 1, 1993, there have been changes regarding IRA-rollover and federal income tax withholding provisions. Employee should contact the Benefits Center for information about his Thrift Plan account, including any outstanding Thrift Plan loans, and the tax consequences of his distribution.

               - Medical Coverage Continuation - If enrolled in the Tenneco medical plan at the Termination Date, continued coverage under the Tenneco medical plan as it may be amended from time to time will be offered to Employee and Employee's eligible dependents on an optional basis with your sharing the cost (after-tax basis) for up to twelve (12) months from the Termination Date (the "continuation period"). Employee will remain responsible for any employee contribution required by his medical coverage choice. In the event Employee enrolls in a group medical plan of a new employer before the end of his continuation period, his new coverage will be primary and Tenneco medical coverage will be secondary as provided in the medical plan.



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                  Unless Employee is covered by another group medical plan at the expiration of the continuation period, he may be able to continue, completely at his own expense, Tenneco medical coverage for up to an additional eighteen (18) months under COBRA. Following termination of Tenneco medical coverage, an individual medical benefits conversion policy may be available.

               - Dental Coverage Continuation - If enrolled in the Tenneco dental plan at the Termination Date, coverage under the Tenneco dental plan as it may be amended from time to time, (or the DMO option you have elected) will be offered to Employee and Employee's eligible dependents on an optional basis with your sharing the cost (after-tax basis) for up to twelve (12) months from the Termination Date. Employee remain responsible for any employee contribution required by your dental coverage choice. In the event Employee enroll in a group dental plan of a new employer before the end of his continuation period, Employee's new coverage will be primary and Tenneco dental coverage will be secondary as provided in the dental plan.

                  Unless Employee is covered by another group dental plan at the expiration of the continuation period, he may be able to continue, completely at his own expense, Tenneco dental coverage for up to an additional eighteen (18) months under COBRA.

               - Life Insurance Continuation - Under the Tenneco basic group life insurance plan as it may be amended from time to time, Employee's basic life and accidental death and dismemberment (AD&D) coverage will continue at Company expense for twelve
                  (12) months from the Termination Date. An individual life insurance conversion policy may be available following termination of Tenneco life insurance coverage. Employee may not continue your supplemental or dependent coverages past the Termination Date.


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               -  Disability and Accident Insurance - Employee's participation in the Tenneco Inc. Long Term Disability and Travel Accident Insurance Plans ceases upon his termination of employment.

               - Other Benefit Plans - Except as set out in this Agreement, the provisions of the policies or plan documents will control.

               - Relocation Loan Modification - The Employer, and the Employee and Employee's Spouse are parties to a May 1, 1996 Balloon Note (Fixed Rate)(the "Note") in the principal amount of $400,000, which Note has a current outstanding principal balance of $400,000. The Employer hereby forgives $200,000 of the principal of the Note, leaving a principal balance of the Note of $200,000. Pursuant to Paragraph 11 of the Note, the Note Holder, at its sole option, may send notice requiring payment within 90 days after the Termination Date (as defined therein) in the event Employee's employment with Tenneco Management Company or its affiliates is terminated for any reason. Employee and Employee's Spouse hereby agree that upon the execution of this Agreement such notice shall be deemed given hereby by the Employer with respect to the $200,000 balance of the principal plus accrued interest on the Note, after the forgiveness above. Notwithstanding the foregoing, the parties hereby further agree that the "maturity date" of the Note shall be amended to be the earlier of August 1, 2000, or such time as the Employee and Employee's Spouse divest any of their interests in the property generally described as 187 West Old Mill Road, Greenwich, Connecticut, by sale, gift, transfer or otherwise, to any other person or entity. Notwithstanding anything in the note to the contrary, Tenneco hereby agrees under Section 3 (c) of the Note that no interest shall be charged under the Note, except upon a default described in Section 6(B) of the Note after which interest shall be charged at the default rate set forth in Section 2 of the Note and be payable on demand. The parties hereby agree to execute within five (5) days of the expiration of the seven day revocation period set forth in paragraph 26


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                  of this Agreement, a Loan Modification Agreement and Allonge to Note containing the provisions set forth in this paragraph, which Loan Modification Agreement and Allonge to Note shall be recorded with the Recorders Office in Fairfield County, Connecticut. Copies of such Loan Modification Agreement and the Allonge to Note are attached hereto as Attachment 1. All other rights and remedies of Tenneco and its affiliates under the Note or under the Mortgage serving this Note shall be preserved and are unaffected by this Agreement.

                  Notwithstanding the foregoing, Employer agrees that if more than 90 percent of the Balloon Notes issued by the Employer to various employees in connection with the relocation of the Tenneco's Headquarters operations from Houston, Texas to Greenwich, Connecticut that remain outstanding as of August 1, 1998, are forgiven in whole and canceled by the Employer on or before August 1, 1999, the Employer shall forgive in whole and cancel the Note (as defined and modified hereunder) by the Loan Modification Agreement and Allonge to Note described above and attached hereto as Attachment 1.

     3. Employee acknowledges that his employment shall terminate with Employer, its direct or indirect subsidiaries, affiliates, parents, and related companies or entities, regardless of its or their form of business organization, including without limitation the plans described in paragraph 6 (all collectively the "Employer Entities"), on or before July 31, 1998.

     4. In exchange for the compensation and benefits described in paragraph 2, Employee and Employee's Spouse release and discharge any and all Employer Entities as defined in paragraph 3, and any and all of their past and present subsidiaries, affiliates, parents, related companies, persons and entities, directors, employees, officers, agents, partners, insurers, attorneys, trustees, administrators and fiduciaries (all collectively the "Released Parties") from any and all claims, demands, and causes of action, whether arising in contract, tort or any other theory of action, whether arising in law or equity, whether known or unknown, accrued or unaccrued, asserted or unasserted, from the beginning of time up to the effective date of this Agreement, except for those obligations


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         created by or arising out of this Agreement. Nothing contained herein shall release the Employer Entities from any indemnity obligations it may have under Delaware law to Employee with respect to his service as an officer or director of any Employer Entity. Employee and Employee's Spouse expressly waive the benefit of any statute or rule of law which, if applied to this Agreement, would otherwise exclude from its binding effect any claim against any Released Party not now known by Employee or Employee's Spouse to exist. Except as necessary for Employee and Employee's Spouse to enforce this Agreement, this Agreement is intended to be a general release and a covenant not to sue that extinguishes all claims and precludes any attempt by Employee or Employee's Spouse to initiate any litigation against any Employer Entity. Without limiting the generality of this paragraph, if Employee or Employee's Spouse commence or continue any claim in violation of this Agreement, the Released Party shall be entitled to assert this Agreement as a bar to such action or proceeding and shall be entitled to recover its attorneys' fees and costs of litigation from the party commencing or continuing the claim, including reasonable compensation for the services of the internal personnel of the Released Party.

     5. Without in any way limiting the generality of the foregoing, this Agreement is an individually tailored separation agreement and constitutes a full release and disclaimer of any and all claims arising out or accruing up to the effective date of this Agreement, including but not limited to any claims arising out of or in any way connected with or relating to the termination of Employee's employment and any claims arising out of or in any way connected with or related to Employee's employment with Employer or any other Employer Entity up to the effective date of this Agreement. The scope of this waiver includes but is not limited to claims arising under 29 U.S.C. Section 1981, the Age Discrimination in Employment Act of 1967 as amended (29 U.S.C.
         Section 621), Title VII of the Civil Rights Act of 1964 as amended, (42 U.S.C. Section 2000e), the Americans With Disabilities Act (42 U.S.C.
         Section 12101), the Worker Adjustment Retraining and Notification Act (29 U.S.C. Section 2101), the Family and Medical Leave Act of 1993 (29 U.S.C. Section 2601), the Connecticut Human Rights and Opportunities Act, the Connecticut Family and Medical Leave laws (Conn. Gen. Stat. 31-51cc to 31-51gg and Ct. Legis, 96-140, effective January 1, 1997), the Texas Human Rights Act, (Tex Rev. Civ. Stat. Art. 5221k), the National Labor


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         Relations Act, any claims for breach of contract, wrongful or retaliatory discharge, tortious action, inaction or interference of any sort, and any claim under any other state, local or federal statute, regulation or ordinance, or common law cause of action.

     6. It is expressly agreed that the payments described in paragraph 2 of this Agreement are in full and complete satisfaction of any and all liabilities or obligations which any Employer Entity, including any plan, fund or program sponsored, maintained or contributed to by any Employer Entity, has or may have to Employee and Employee's Spouse under or with respect to any employee benefit plan described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any payment or other item excluded from the definition of "employee welfare benefit plan", "employee pension benefit plan" or "employee benefit plan" under the rules of 29 C.F.R. Section 2510.3-1, 2510.3-2 or 2510.3-3, as the case may be, and any employee benefit plan described in Section 4 of ERISA. It is further agreed that the payments described in this Agreement exceed in value anything to which Employee and Employee's Spouse may be already entitled.

     7. Employee and Employee's Spouse represent that neither of them has assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein against a Released Party.

     8. Employee represents that he has turned over to Employer all originals and copies of expense reports, notes, memoranda, records, documents, Employer manuals, credit cards, pass keys, computers, computer diskettes, office equipment, sales records and data, and all other information or property, no matter how produced, reproduced or maintained, which Employee has in his possession and pertain to the business of any Employer Entity, including but not limited to lists of customers, prices, marketing plans, strategies, documents relating to the legal rights and obligations of any Employer Entity, the work product of any attorney employed or retained by any Employer Entity, and other confidential materials or information obtained by Employee in the course of his employment.


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     9.   Employee acknowledges that the business and services of all Employer
          Entities are highly specialized and that the following information is Confidential Information: proprietary technical and business information relating to any Employer Entity's plans, analysis or strategies concerning international or domestic acquisitions, possible acquisitions or new ventures; development plans or introduction plans for products or services; unannounced products or services; operation costs; pricing of products or services; research and development; personnel information; manufacturing processes; installation, service and distribution procedures and processes; customer lists; any know-how relating to the design, manufacture, and marketing of any Employer Entity's services and products, including components and parts thereof; non-public information acquired by Employee concerning the requirements and specifications of any Employer Entity's agents, vendors, contractors, customers and potential customers; non-public financial information, business and marketing plans, pricing and price lists; non-public matters relating to employee benefit plans; quotations or proposals given to agents or customers or received from suppliers; documents relating to any Employer Entity's legal rights and obligations; the work product of any attorney employed by or retained by any Employer Entity; and any other information which is sufficiently secret to derive economic value from not being generally known. No information shall be Confidential Information that is, or becomes, generally available to the public other than as a result of Employee's disclosure or that becomes available to Employee on a nonconfidential basis from a source other than the Employee.

     10. Employee shall maintain in the strictest confidence and will not, directly or indirectly, use, intentionally or inadvertently, publish or otherwise disclose to any person or entity whatever, any trade secrets, or any confidential, proprietary or other non-public information of or belonging to any Employer Entity or any agent, joint venturer, contractor, customer, vendor or supplier of any Employer Entity (collectively, the "Confidential Information"), regardless of its form without the prior written explicit consent of Employer. Employee shall take reasonable precautions to protect the inadvertent disclosure of Confidential Information. Employee's obligations under this Agreement with respect to Confidential Information shall extend for the period that such information is not generally known outside of the relevant Employer Entity for reasons other than disclosure or disclosures made by or on


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          behalf of Employee. All duties and obligations set forth in this
          Agreement shall be in addition to those which exist under statute and at common law and shall not negate but shall be in addition to or coextensive with those obligations arising under any agreements or documents executed by Employee during his employment with Employer. Should Employee be served with legal process seeking to compel disclosure of any such information, Employee shall notify the General Counsel of Employer immediately.

     11. Paragraphs 9 and 10 hereof shall be deemed to consist of a series of separate covenants. Should a determination be made by a court of competent jurisdiction that the character, duration, or geographical scope of those provisions are unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Employer and Employee that these shall be construed by the court in such a manner as to impose only those restrictions on Employee's conduct which are reasonable in light of the circumstances as they then exist and as are necessary to assure the relevant Employer Entity of their intended benefit. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants because, taken together, they are more extensive than necessary to assure the relevant Employer Entity of the intended benefit, then it is expressly understood and agreed that those of such covenants which, if modified or eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed modified or eliminated in order to enforce the remaining provisions.

     12. Nothing in this Agreement shall be construed as an admission of any wrongdoing by any person or entity.

     13. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement that are not inconsistent with its terms.

     14. Employee shall provide thorough and accurate information and testimony voluntarily to or on behalf of any Employer Entity, regarding any investigation or court case initiated by or against any Employer Entity or by any government agency, but he agrees not to disclose or to discuss with anyone who is not directing or assisting in any Employer



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          Entity investigation or case, other than his attorney, the fact of or the subject matter of any investigation, except as required by law. Employee will cooperate with the Employer Entity and promptly provide such information. If the Employer Entity requests information, it will attempt to work with Employee to arrange times that reasonably accommodate him, and will reimburse Employee for commuting, parking or other similar expenses and, to the extent permitted by law, will reasonably compensate Employee for any significant imposition on his time by the request.

     15. Employee acknowledges that any employment or contractual relationship between Employee and any and all Employer Entities, including but not limited to the Employer, will terminate by virtue of this Agreement on or before July 31, 1998. In consideration of this Agreement, Employee waives any and all employment rights that Employee now has with any Employer Entity, except as otherwise expressly provided in this Agreement. Employee agrees not to seek reinstatement, reemployment, or future employment as a new employee, and no Employer Entity has an obligation, contractual or otherwise, to employ or reemploy, hire or rehire, or recall or reinstate Employee in the future.

     16. Employee and Employee's Spouse agree to keep confidential the terms, conditions, and amounts set forth in this Agreement, except to their attorneys, accountants, and tax advisors, and not to disclose any information relating to this Agreement to any employee or former employee of any Employer Entity except as required by law or a court of competent jurisdiction. The Employer and all Employer Entities hereby agree to keep confidential the terms, conditions, and amounts set forth in this Agreement, except as required by law or a court of competent jurisdiction.

     17. It is further agreed that if any provision of this Agreement contravenes the law of any state or jurisdiction where this Agreement is to be performed or enforced, such provision shall be deemed not to be a part of this Agreement, and the other provisions of this Agreement, shall remain in full force and effect.



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     18.  The failure of the Employer to exercise any rights under this
          Agreement upon any breach or threatened breach by Employee or Employee's Spouse shall not constitute a waiver of any rights arising by reason of other or similar breaches.

     19. Employee and Employee's Spouse shall have no right of assignment or transfer of any rights herein or any sums that may accrue to them hereunder, nor shall any creditor or other claimant have any right to assert any interest in or right to receive such sums either by voluntary or involuntary act on their part, by any writ or garnishment or attachment or otherwise.

     20. This Agreement shall be deemed to have been executed and delivered within the State of Connecticut and the rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the laws of the State of Connecticut without regard to that state's rules regarding conflict of laws. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the Parties.

     21. Employer and all Employer entities waive any claims now known to them that might be asserted by them against Employee or Employee's Spouse arising out of the employment relationship.

     22. Employee and Employee's Spouse acknowledge and warrant that they are unaware of any claim which may be asserted by themselves or any other person in connection with Employee's employment with the Employer or the termination thereof. This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs, assigns, administrators, executors and legal representatives of the Parties and other entities described in this Agreement.

     23. Employee and Employee's Spouse warrant that no promise or inducement to enter into this Agreement has been offered or made except as set forth in this Agreement, that each is entering into this Agreement without any threat or coercion and without reliance on any statement or representation made on behalf of any Employer Entity or by any person employed by or representing any Employer Entity, except for the written provisions and promises contained in this Agreement.



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     24.  This Agreement constitutes the entire agreement and understanding between the Parties with regard to all matters, including but not limited to Employee's employment, the cessation of his employment from Employer, payments owed to him and his spouse as a result thereof, and the other subject matters addressed in this Agreement. This Agreement supersedes and replaces all prior commitments, negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters contained in this Agreement. This Agreement is an integrated document and the consideration stated herein is the sole consideration for this Agreement.

     25. This Agreement is being delivered to Employee and Employee's Spouse on July 6,1998. Employee and Employee's Spouse shall have until July 28, 1998, to decide whether to sign the Agreement and be bound by its terms.

     26. In addition, the Parties agree that even after signing the Agreement, Employee and Employee's Spouse shall have the right to revoke or cancel it only within seven days after signing it. This cancellation or revocation can be accomplished by delivery of a written notification if Employee or Employee's Spouse wishes to revoke the Agreement to the Vice President of Human Resources. In the event that this Agreement is canceled or revoked by Employee or Employee's Spouse, Employer shall have no obligation to meet the commitments described in this Agreement.

     27. Employee and Employee's Spouse acknowledge that they each have been advised and encouraged by Employer to consult their own attorney prior to signing this Agreement, and that the Employee and Employee's Spouse execute this Agreement voluntarily.



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     28.  Employee and Employee's Spouse acknowledge that they each have read this Agreement and that the Employee and Employee's Spouse understand that the Agreement will have the effect of waiving any action or recovery they might pursue, including breach of contract, personal injury, discrimination on the basis of race, age, sex, national origin, citizenship, religion, veteran status, handicap, or disability and any other claims arising prior to the date of the Agreement,

                                                Sincerely,


                                                /s/ Stephen J. Smith

                                                Stephen J. Smith
                                                Vice President, Human Resources


                                                APPROVED BY:



                                                /s/ Dana G. Mead
                                                --------------------------------
                                                Dana G. Mead
                                                Chief Executive Officer
                                                Date:


AGREED AND ACCEPTED:


/s/ Stacy S. Dick                               Date:      7/21/98
--------------------------                             ----------------
Stacy S. Dick


/s/ Pamela Dick                                 Date:      7/21/98
--------------------------                             ----------------
Pamela Dick

                                   Attachment